CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated December 19, 2008 appearing in the Annual Report on Form 10-K of Single Touch Systems, Inc. for the year ended September 30, 2007 and to the reference to our Firm in this Registration Statement.

/s/ Jonathon P. Reuben, C.P.A. Jonathon P. Reuben, C.P.A. An Accountancy Corporation Torrance, California December 4, 2009